UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011 (June 15, 2011)

Cardtronics, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

In conjunction with the Company’s Annual Meeting of Stockholders held on June 15, 2011, four proposals were presented for a stockholder vote.  Set forth below are the voting results for each of the proposals.

Proposal No. 1: Re-election of three Class I directors to the Company’s Board of Directors for a three-year term:

	For	Against/Withheld	Broker Non-Votes
Robert P. Barone	38,952,273	299,789	1,544,022
Jorge M. Diaz	33,171,147	6,080,865	1,544,022
G. Patrick Phillips	38,961,156	290,906	1,544,022

The Company’s other continuing directors are J. Tim Arnoult, Steven A. Rathgaber, Dennis F. Lynch, Mark Rossi and Juli Spottiswood.

Proposal No. 2: Approval of advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
36,973,946	2,257,229	120,887	1,544,022

Proposal No. 3: An advisory vote on frequency of future advisory votes on executive compensation:

1 Year*	2 Years	3 Years	Abstain	Broker Non-Votes
35,832,465	59,077	3,252,087	108,433	1,544,022

*Management's recommendation was for a frequency of 1 year.

Proposal No. 4: Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
40,173,420	537,949	84,715	–

                                                                                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date:  June 16, 2011                                                                           By:  /s/   j. chris brewster

Name:  J. Chris Brewster

Title:  Chief Financial Officer